SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: April 9, 1998


                             MEDICAL DYNAMICS, INC.
                             ----------------------
             (Exact name of Registrant as specified in its charter)

                         Commission file number: 0-8632

          Colorado                                              84-0631765
          --------                                              ----------
(State orother jurisdiction of                                (IRS Employer
incorporation or organization)                            Identification Number)


         99 Inverness Drive East
           Englewood, Colorado                                    80112
           -------------------                                    -----
(Address of principal executive offices)                        (Zip Code)


               Registrant's telephone number, including area code:
                                 (303) 790-2990

                                 not applicable
                                 --------------
                  former name or former address, if applicable

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Item 5.  Other Events.

     On July 31, 1998, MEDY sold convertible debentures in the aggregate amount of $1,100,000 to Tail Wind Fund, Ltd. ("Tail Wind") pursuant to Regulation D, and (assuming certain conditions are met), Tail Wind committed to purchase additional convertible debentures aggregating $400,000 in December 1998. The following provides the information required by Item 701 of Regulation S-B.

(A) The title of the securities sold is: 8% convertible debenture, convertible into shares of MEDY common stock at the rate equal to the Market Price (as defined in the debenture) but not greater than the "Ceiling Price" (a price equal to 120% of the closing bid prices for the 20 days preceding the date the contemplated registration statement becomes effective). Interest on the principal amount is payable semi-annually, and the principal amount of the debenture is payable in full on July 31, 2003. MEDY is entitled to make payment of interest in shares of its common stock valued at the Market Price (as defined).

(B) Rochon Capital Ltd., San Rafael, California, acted as placement agent for the transaction. The investor, Tail Wind, is a sophisticated, accredited investor, an existing shareholder and debenture holder of MEDY.

(C) The total offering price was $1,500,000, including $1,100,000 purchased on July 31, 1998 and an additional $400,000 expected to be purchased in December 1998. A commission of 6% was paid to the placement agent, and legal fees and expenses of $12,500 were reimbursed to the purchaser. A commission of 6% will be paid on the December 1998 investment when made.

(D) The transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The facts establishing such exemption include (without limitation) the following: the offer and sale of securities were made to a single, existing security holder of MEDY with no public advertising or general solicitation. The purchaser is a sophisticated entity which negotiated the investment at arms' length after performing such due diligence into MEDY as the purchaser determined to be necessary, and after consultation with its professional advisors as the purchaser deemed to be necessary..

(E) The debenture is convertible into shares of MEDY common stock as described in paragraph (A), above. In addition, MEDY issued a five-year warrant to the purchaser to acquire 110,000 shares of MEDY common stock, exercisable at $2.58 per share, and an additional warrant to acquire 40,000 shares will be issued in December 1998 in connection with the $400,000 purchase. One-third of the principal amount of the debenture is convertible from and after November 29, 1998, an additional one-third from and after January 27, 1999; and the entire debenture from and after March 29, 1999.

(F) MEDY undertook to file a registration on Form S-3 and (subject to certain conditions) obtain its effectiveness by November 30, 1998. The registration statement will allow resale of the MEDY shares underlying the convertible




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     debentures and the warrant,  but only after issuance through  conversion or exercise, if the investor actually elects to convert the debentures or exercise the warrants. If the registration statement is not effective as required under the Registration Rights Agreement, MEDY will be obligated to pay liquidated damages to the investor equal to 2% of the aggregate principal amount of the debentures for each month during which the Registration Statement is not effective.

Item 7.  Financial Statements and Exhibits

     (A)  and (B) Financial Statements

          None

     (C)  Exhibits

     (1) Purchase Agreement between Medical Dynamics, Inc. and The Tail Wind Fund, Ltd.

     (2)  Form of Convertible Debenture

     (3) Registration Rights Agreement between Medical Dynamics, Inc. and The Tail Wind Fund, Ltd.

     (4)  Common Stock Purchase Warrant issued to The Tail Wind Fund, Ltd.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                MEDICAL DYNAMICS, INC.



August 6, 1998                                  By: /s/ Van A Horsley
                                                   -----------------------------
                                                   Van A. Horsley, President